SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) November 10, 2006

TANK SPORTS, INC.
(Exact name or registrant as specified in its charter)

California	333-129910	95-4849012
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

10925 Schmidt Road
El Monte, California 91733
(Address of Principal Executive Offices, Including Zip Code)

(626) 350-4039
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

1.
On November 3, 2006, the Board of Directors of Tank Sports, Inc. unanimously approved an amendment to Article 4 of its Articles of Incorporation increasing its authorized shares of common stock from 50,000,000 to 200,000,000 shares in accordance with Section 902 (c) of California Corporation Code. The Amendment is due to a four (4) for one (1) forward split of number outstanding common stock of the Corporation and the proportionate forward split of number of authorized common stock which was approved by the Board of Directors on November 3, 2006. The Corporation had 8,125,700 shares of common stock outstanding prior to the forward split. After the forward split, the Corporation shall have 32,502,800 shares of common stock issued and outstanding. Pursuant to Section 902 (c), this action does not require approval by the shareholders.

Item 9.01 Financial Statements and Exhibits

a) Financial Statements
None

b) Exhibits

Exhibit No. Description

3.1     Amendment to the Articles of Incorporation
99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The registrant has duly caused this report to be signed on its behalf by The undersigned hereunto duly authorized.

TANK SPORTS, INC.

Date: 11/13/2006	By:	/s/ Jing Jing Long
Jing Jing Long
Title: Principal Executive Officer